UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant ☐
Filed by a Party other than the Registrant x
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o	Preliminary Proxy Statement
o	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
o	Definitive Proxy Statement
o	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12

TLC VISION CORPORATION
(Name of Registrant as Specified in Its Charter)

STEPHEN N. JOFFE
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dr. Stephen Joffe filed a Schedule 13D with the Securities Exchange  Commission (“SEC”) on February 21, 2008 (as amended by Amendment No. 1 to Schedule 13D filed on February 27, 2008 and Amendment No. 2 to Schedule 13D filed on February 29, 2008, the “Schedule 13D”) that included Item 4 which states as follows:

“Item 4.  Purpose of Transaction.

The Reporting Person had previously acquired beneficial ownership in excess of 5% of the Shares and reported his acquisition on a Schedule 13D filed on March 3, 2006.  As a result of the Reporting Person’s disposition of Shares in the Issuer’s Dutch Auction tender offer competed in June 2007, the Reporting Person’s beneficial ownership of Shares declined to 2.6%, and the Reporting Person filed Schedule 13D Amendment No. 1 on July 2, 2007 to report that the Reporting Person had ceased to be the beneficial owner of more than 5% of the Shares as a final amendment to Schedule 13D and an exit filing.

Since the completion of the Issuer’s Dutch Auction tender offer, the Reporting Person has acquired additional Shares for the same reason that the Reporting  Person had initially acquired Shares—for investment because he believed that the Shares, when purchased, were undervalued and represented an attractive investment opportunity.

The Reporting Person has made multiple attempts to engage the management or the Board of Directors of the Issuer in a constructive dialogue regarding the operations of the Issuer, but to date, the Reporting Person has not been satisfied with the Issuer’s responsiveness.  After the Reporting Person’s most recent failed attempt, the Reporting Person delivered a letter dated February 14, 2008 to the Chairman of the Board of Directors of the Issuer setting forth the Reporting Person’s dissatisfaction with the Issuer’s profitability and Share price performance and requesting a meeting with the full Board of Directors of the Issuer to discuss the possibility of having the Reporting Person join the Issuer in the capacity of executive chairman.  The letter requested a response from the Issuer by the close of business on February 18, 2008.  The Reporting Person did not receive any response from the Issuer except for an email requesting an extension of the response deadline in light of the fact that the Issuer could not arrange a meeting of the Board in a timely fashion.  The Reporting Person has not responded to the request for additional time because of the Reporting Person’s past experiences with respect to other inquiries made of the Issuer in recent years by the Reporting Person.

In addition to proposed actions regarding the Shares as set forth in the February 14, 2008 letter, the Reporting Person is considering other actions to protect his investment in the Shares, including seeking representation on the Board of Directors of the Issuer to implement strategic and business model changes to improve the Issuer’s performance.

On February 19, 2008, the Reporting Person, through the grant of a proxy as discussed below in Item 5(b), acquired beneficial ownership of more than 5% of the Shares

The Reporting Person has also issued a press release regarding his acquiring beneficial ownership of more than 5% of the Shares and sent a letter to the Issuer requesting review the Issuer’s share register as permitted by New Brunswick law.

The letter dated February 14, 2008 is filed with this Schedule 13D as Exhibit 99.3, and the Press Release is filed with this Schedule 13D as Exhibit 99.4.

Other than as set forth above, the Reporting Person does not have any present plan or proposal which would relate to or result in any of the matters set forth in subparagraphs (a) - (j) of Item 4 of Schedule 13D.  The Reporting Person intends to review his investment in the Issuer on a continuing basis and retains the right to change his investment intent, to propose one or more possible transactions to the Issuer, to acquire additional Shares from time to time or to sell or otherwise dispose of all or part of the Shares beneficially owned by him in any manner permitted by law.  Depending on various factors including, without limitation, the Issuer’s financial position and investment strategy, the price levels of the Shares, conditions in the securities markets and general economic and industry conditions, the Reporting Person may in the future take such actions with respect to his investment in the Issuer as he deems appropriate including, without limitation, communication with other stockholders, making additional proposals to the Issuer concerning the capitalization, business and operations of the Issuer, acquiring additional Shares or other securities of the Issuer for cash or other consideration or selling some or all of his Shares or to change his intention with respect to any and all matters referred to in Item 4.

Supplemented by Amendment No. 1 to Schedule 13D

The following information supplements the Reporting Person’s response to Item 4 in the Reporting Person’s Schedule 13D filed on February 21, 2008.

 The Reporting Person received a letter from the TLC Vision Corporation (the “Issuer”) on February 21, 2008.  The Issuer also disclosed the letter by press release and Form 8-K filed by the Issuer on February 21, 2008.

 The Reporting Person sent the Issuer a letter dated February 27, 2008 and issued a press release on February 27, 2008.  The letter and press release are attached as Exhibit 99.5.

Supplemented by Amendment No. 2 to Schedule 13D

The following information supplements the Stephen N. Joffe’s (the “Reporting Person”) response to Item 4 in the Reporting Person’s Schedule 13D filed on February 21, 2008 as amended on February 27, 2008.

The Reporting Person is considering, either alone or with other holders of common shares of TLC Vision Corporation  (the “Issuer”), nominate persons for election to the Board of Directors of the Issuer at the Issuer’s 2008 Annual Meeting.  The Reporting Person and its advisors intend to engage in discussions regarding nominations to the Board of Directors of the Issuer with other holders of common shares.”

The letters to the Issuer and press releases referenced above are incorporated by reference in this Schedule 14A from referenced exhibit to the Schedule 13D.

ALL STOCKHOLDERS OF THE ISSUER ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY STEPHEN N. JOFFE FROM THE STOCKHOLDERS OF THE ISSUER FOR USE AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS OF THE ISSUER WHEN AND IF THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN AND IF COMPLETED, THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF THE ISSUER AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.   IN ADDITION, STEPHEN N. JOFFE WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO INNISFREE M&A INCORPORATED AT ITS TOLL-FREE NUMBER:(888) 750-5834.   INFORMATION RELATING TO STEPHEN N. JOFFE IS CONTAINED IN THE SCHEDULE 13D.